Exhibit 10.3
THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, OR HYPOTHECATED UNLESS AND UNTIL (I) REGISTERED UNDER THE ACT OR, (II) THE TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE ACT AND AN OPINION OF COUNSEL IN A FORM REASONABLY SATISFACTORY TO THE ISSUER OF THESE SECURITIES HAS BEEN RENDERED.
WARRANT
TO PURCHASE COMMON STOCK
OF
NEUROLOGIX, INC.
(void after December  ____, 2017)
No. W-[—]
THIS CERTIFIES THAT, for value received, [                    ] or its registered assigns (the “Holder”), from and after the date hereof, and subject to the terms and conditions herein set forth, is entitled to purchase from Neurologix, Inc., a Delaware corporation (the “Company”), at any time before 5:00 p.m. New York City time on December [____], 2017 (the “Termination Date”), [                    ] shares (the “Warrant Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a price per share equal to the Warrant Price (as defined below) upon exercise of this Warrant pursuant to Section 5 hereof. The number of Warrant Shares is subject to adjustment under Section 2.
1. Definitions. As used in this Warrant, the following terms have the definitions ascribed to them below:
(a) “Cash Shares” shall have the meaning ascribed to them in Section 5(a).
(b) “Issuance Date” means December [____], 2010.
(c) “Offering Warrants” shall have the meaning ascribed to the term in Section 8.
(d) “Person” means any individual, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.
(e) “Purchase Agreement” means that certain Note and Warrant Purchase Agreement dated as of December [____], 2010 between the Company and the initial Holder of this Warrant and the other parties named therein.
(f) “Warrant Price” means $1.44 per share subject to adjustment under Section 2.

2. Adjustments and Notices. The Warrant Price and/or the Warrant Shares shall be subject to adjustment from time to time in accordance with this Section 2. The Warrant Price and/or the Warrant Shares shall be adjusted to reflect all of the following events that occur on or after the Issuance Date.
(a) Subdivision, Stock Dividends or Combinations. In case the Company shall at any time subdivide the outstanding shares of the Common Stock or shall issue a stock dividend with respect to the Common Stock, the Warrant Price in effect immediately prior to such subdivision or the issuance of such dividend shall be proportionately decreased, and the number of Warrant Shares for which this Warrant may be exercised immediately prior to such subdivision or the issuance of such dividend shall be proportionately increased. In case the Company shall at any time combine the outstanding shares of the Common Stock, the Warrant Price in effect immediately prior to such combination shall be proportionately increased, and the number of Warrant Shares for which this Warrant may be exercised immediately prior to such combination shall be proportionately decreased. In each of the foregoing cases, the adjustment shall be effective at the close of business on the date of such subdivision, dividend or combination, as the case may be.
(b) Reclassification, Exchange, Substitution, In-Kind Distribution. Upon any reclassification (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares covered in clause (a) above), exchange, substitution or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant or upon the payment of a dividend in securities or property other than shares of the Common Stock, the Holder shall be entitled to receive, upon exercise of this Warrant, the number and kind of securities and property that the Holder would have received if this Warrant had been exercised immediately before the record date for such reclassification, exchange, substitution, or other event or immediately prior to the record date for such dividend. The Company or its successor shall promptly issue to the Holder a new warrant for such new securities or other property. The new warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 2 including, without limitation, adjustments to the Warrant Price and to the number of securities or property issuable upon exercise or conversion of the new warrant. The provisions of this Section 2(b) shall similarly apply to successive reclassifications, exchanges, substitutions, or other events and successive dividends.
(c) Reorganization, Merger etc. In case of any merger or consolidation of the Company (where the Company is not the surviving Person or where there is a change in or distribution with respect to the Common Stock), or sale, transfer or lease (but not including a transfer or lease by pledge or mortgage to a bona fide lender) of all or substantially all of the assets of the Company, the Company, or such successor or purchasing corporation, as the case may be, shall, as a condition to closing any such reorganization, merger or sale, duly execute and deliver to the Holder hereof a new warrant so that the Holder shall have the right to receive, at a total purchase price not to exceed that payable upon the exercise or conversion of the unexercised portion of this Warrant, and in lieu of the Warrant Shares theretofore issuable upon exercise or conversion of this Warrant, the kind and amount of shares of stock, other securities, money and property that would have been receivable upon such reorganization, merger or sale by the Holder with respect to the Warrant Shares if this Warrant had been exercised immediately before the consummation of such transaction. Such new warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 2. The provisions of this subparagraph (c) shall similarly apply to successive transactions of the type described in this subparagraph (c).

(d) Adjustment for Issuance of Shares of Common Stock Below Warrant Price. If the Company shall issue, or be deemed to issue (as provided below), any additional shares of Common Stock other than Excluded Stock, as defined below (“Additional Shares of Common Stock”), for a consideration per share less than $1.44 (excluding subdivisions, stock dividends, combinations, reclassifications and reorganizations which are covered in Sections 2(a), 2(b) and 2(c) above), the Warrant Price shall be reduced concurrent with each such issuance to a price calculated as follows:

Adjusted Warrant Price =	(Outstanding Stock x Warrant Price) + Additional Stock Consideration
Outstanding Stock + No. of Additional Shares of Common Stock
As used herein:
“Additional Stock Consideration” means the consideration received by the Company upon the issuance of the Additional Shares of Common Stock.
“Convertible Securities” means any evidence of indebtedness, shares or securities, in each case convertible into or exchange for Additional Shares of Common Stock.
“Excluded Stock” means (a) securities issued, or deemed issued (as provided below), to directors, officers, employees or consultants of the Company or a subsidiary of the Company in connection with their service as directors of the Company or a subsidiary of the Company, their employment by the Company or a subsidiary of the Company or their retention as consultants by the Company or a subsidiary of the Company under stock option plans of the Company; (b) shares of Common Stock issuable upon exercise of warrants outstanding as of the Issuance Date; (c) shares of Common Stock issued, or deemed issued (as provided below), pursuant to a merger, consolidation or stock or asset acquisition approved by the Company’s Board of Directors; (d) the issuance, or deemed issuance, of securities of the Company for any purpose and in any amount as approved by the holders of Offering Warrants exercisable for at least fifty percent (50%) of the Warrant Shares issuable upon exercise of the then outstanding Offering Warrants; (e) shares issued, or deemed issued, to persons or entities in connection with a strategic partnership, joint venture or other similar agreement with the Company, provided such issuances are primarily for other than equity financing purposes and are approved by a two-thirds majority of the members of the Board of Directors; (f) shares issued, or deemed issued, pursuant to any equipment leasing arrangement or debt financing from a bank or similar institution approved by a two-thirds majority of the members of the Board of Directors; provided such financing is primarily for non-equity financing purposes; (g) shares of Common Stock issued or issuable upon exercise of the Offering Warrants; and (h) shares of Common Stock issued or issuable upon conversion of the Series C Convertible Preferred Stock or the Series D Convertible Preferred Stock.
“No. of Additional Shares of Common Stock” means the number of units of Additional Shares of Common Stock issued in connection with the issuance of the same.
“Options” means rights, options or warrants to subscribe for, purchase or otherwise acquire shares of Common Stock or Convertible Securities.
“Outstanding Stock” means the total number of shares of Common Stock outstanding plus the total number of shares of Common Stock issuable upon conversion or exercise of outstanding Convertible Securities (including this Warrant, all other warrants and any Options) immediately prior to the issuance of the Additional Shares of Common Stock; provided that the number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company.

No adjustment in the Warrant Price need be made if such adjustment would result in a change in the Warrant Price of less than $0.01. Any such adjustment which is not made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, on a cumulative basis, amounts to an adjustment of $0.01 or more in the Warrant Price. No adjustment in the Warrant Price of this Warrant shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share for such Additional Shares of Common Stock issued or deemed to be issued (as provided below) by the Company is less than the Warrant Price then in effect on the date of, and immediately prior to, such issue, for this Warrant.
For purposes of making any adjustment required under this Section 2(d), the consideration received by the Company for any issue or sale of securities shall (a) to the extent that it consists of cash be computed as the amount of cash received by the Company without deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Company in connection with such issue or sale, (b) to the extent that it consists of property other than cash, be computed at the fair market value of that property as determined in good faith by the Board of Directors, and (c) if Additional Shares of Common Stock, Convertible Securities or rights or Options are issued or sold together with other securities or other assets of the Company for a consideration which covers both, be computed (as provided in clauses (a) and (b) above) as the portion of the consideration so received that may be reasonably determined in good faith by the Board of Directors to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or Options.
If the holders of at least fifty percent (50%) in interest of the Offering Warrants shall, in good faith, disagree with any determination made by the Board of Directors of the Company of the fair market value of any property (including without limitation any securities other than shares of Common Stock) pursuant to the Offering Warrants (such holders hereinafter referred to as the “Requesting Holders”), and such disagreement is in respect of property valued by the Board of Directors of the Company at more than $500,000, then the Requesting Holders may by written notice to the Company (an “Appraisal Notice”), given within 15 days after notice to the holders of the Offering Warrants following such determination, elect to contest such determination; provided, however, that the holders of the Offering Warrants may not seek appraisal or any determination of fair market value to the extent that the Company has received a fairness opinion or other appraisal from an independent appraiser selected by the Board of Directors of the Company in connection with the transaction giving rise to such determination. Within 15 days after an Appraisal Notice, the Company shall engage an Appraiser (as defined below) to make an independent determination of such fair market value (the “Appraiser’s Determination”), and to deliver to the Company and the holder of this Warrant a report describing its methodology and results in reasonable detail within 15 days of such engagement. The Company and the holder of this Warrant shall be afforded reasonable opportunities to discuss the appraisal with the Appraiser. The Appraiser’s Determination shall be final and binding on the Company and the holder of this Warrant, absent manifest error. The costs of conducting an appraisal, including all fees and expenses of the Appraiser, shall be borne one half by the Requesting Holders (among the Requesting Holders, pro rata according to the number of shares issuable upon exercise of outstanding Offering Warrants that are held by the Requesting Holders) and one half by the Company. “Appraiser” means an independent appraiser chosen by the Board of Directors of the Company with the consent of the Requesting Holder with the greatest number of Shares issuable upon exercise of the Offering Warrants, which consent shall not be unreasonably withheld or delayed.

For purposes of the adjustment required under this Section 2(d), if at any time or from time to time after the Issuance Date, the Company issues or sells any Options or Convertible Securities, then in each case the Company shall be deemed to have issued at the time of the issuance of such Options or Convertible Securities the maximum number of Additional Shares of Common Stock (as set forth in the instruments relating thereto, giving effect to any provision contained therein for a subsequent upward adjustment of such number other than any provision requiring anti-dilution adjustments (based on price, recapitalizations, mergers, reorganizations or otherwise), which such anti-dilution provisions shall only result in upward adjustments upon the triggering of such anti-dilution adjustment) issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares of Common Stock an amount equal to the total amount of consideration, if any, received by the Company for the issuance of such Options or Convertible Securities plus, in the case of such Options, the minimum amounts of consideration, if any (as set forth in the instruments relating thereto, giving effect to any provision contained therein for a subsequent downward adjustment of such consideration), payable to the Company upon the exercise of such Options and, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Company upon the subsequent conversion of any such Convertible Security (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities). No further adjustment of the Warrant Price, adjusted upon the issuance of such Options or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such Options or the conversion of any such Convertible Securities. If any such Options or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, the Warrant Price adjusted upon the issuance of such Options or Convertible Securities or upon the triggering of any anti-dilution adjustments (based on price, recapitalization, mergers reorganizations or otherwise) thereunder shall be readjusted to the Warrant Price which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold for the consideration received by the Company for the granting of all such Options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted plus the consideration, if any, actually received by the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion of such Convertible Securities. Upon the happening of any of the following events, namely, if the purchase price provided for in any Option, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities, or the rate at which Convertible Securities are convertible into or exchangeable for Common Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Warrant Price in effect at the time of such event shall forthwith be readjusted to the Warrant Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold, but only if as a result of such adjustment the Warrant Price then in effect after any adjustment hereunder is thereby reduced; and on the termination of any such Option or any such right to convert or exchange such Convertible Securities, the Warrant Price then in effect hereunder shall forthwith be increased to the Warrant Price which would have been in effect at the time of such termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such termination, never been issued.
(e) Certificate of Adjustment. In each case of an adjustment or readjustment of the Warrant Price, the Company, at its own expense, shall cause its Chief Financial Officer (or equivalent officer of the Company) to compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to the Holder. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based. No adjustment of the Warrant Price shall be required to be made unless it would result in an increase or decrease of at least one cent, but any adjustments not made because of this sentence shall be carried forward and taken into account in any subsequent adjustment otherwise required hereunder.

(f) No Impairment. The Company shall not, by amendment of its certificate of incorporation, by-laws or other organizational documents, or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall subject to Section 8 at all times in good faith assist in carrying out all of the provisions of this Section 2 and in taking all such action as may be necessary or appropriate to protect the Holder’s rights under this Section 2 against impairment.
(g) Fractional Shares. No fractional shares shall be issuable upon exercise or conversion of the Warrant and the number of shares to be issued shall be rounded down to the nearest whole share. If a fractional share interest arises upon any exercise or conversion of the Warrant, the Company shall eliminate such fractional share interest by paying the Holder an amount computed by multiplying the fractional interest by the fair market value of a full share.
3. No Shareholder Rights. This Warrant, by itself, as distinguished from any shares purchased hereunder, shall not entitle the Holder to any of the rights of a shareholder of the Company.
4. Reservation of Stock. The Company will reserve from its authorized and unissued stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of this Warrant. Issuance of this Warrant shall constitute full authority to the Company’s officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares issuable upon the exercise of this Warrant.
5. Exercise of Warrant.
(a) This Warrant may be exercised by the Holder hereof, in whole or in part, at any time prior to the Termination Date, at the election of the Holder hereof (with the notice of exercise substantially in the form attached hereto as Attachment 1 duly completed and executed for an exercise under this Section 5(a)) (the “Notice”), by the surrender of this Warrant at the principal office of the Company or transfer agent and the payment to the Company, by certified or bank check, or by wire transfer to an account designated by the Company, of an amount equal to the then applicable Warrant Price multiplied by the number of Warrant Shares then being purchased (Warrant Shares issued upon such an exercise described in this Section 5(a), “Cash Shares”). This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the Warrant Shares issuable upon such exercise shall be treated for all purposes as the holder of such shares of record as of the close of business on such date. As promptly as practicable after such date, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of full Warrant Shares issuable upon such exercise.

(b) At any time prior to the Termination Date, in lieu of exercising this Warrant for cash, the Holder may elect to receive shares equal to the value of this Warrant (or the portion thereof being exercised) by surrender of this Warrant at the principal office of the Company together with notice of such election substantially in the form attached hereto as Attachment 1 duly completed and executed for an exercise under this Section 5(b) (a “Net Exercise”). The Company shall issue to a Holder who Net Exercises a number of Warrant Shares computed using the following formula:

X =	Y (A - B) A
Where
X =	The number of Warrant Shares to be issued to the Holder.

Y =	The number of Warrant Shares set forth in the Notice.

A =	The fair market value of one (1) Warrant Share (at the date of such calculation).

B =	The Warrant Price (as adjusted to the date of such calculation).
For purposes of this Section 5, the fair market value of a Warrant Share shall mean:
(i)
If traded on a securities exchange or other market or over-the-counter system, the fair market value of the Common Stock shall be deemed to be the average of the closing prices of the Common Stock on the principal such U.S. exchange or market by trading volume (or if not traded on a U.S. exchange or market, the principal exchange or market by trading volume) over the thirty trading days immediately prior to the determination date; or

(ii)
If there is no public market for the Common Stock, the fair market value shall be the price per Warrant Share that the Company could obtain from a willing buyer for Warrant Shares sold by the Company from authorized but unissued Warrant Shares, as such prices shall be determined in good faith by the Company’s Board of Directors.

(c) Notwithstanding anything to the contrary contained herein, to the extent this Warrant is not previously exercised, and if the fair market value of one Warrant Share is greater than the Warrant Price then in effect, this Warrant shall be deemed automatically exercised pursuant to Section 5(b) above (even if not surrendered) immediately before the Termination Date. To the extent this Warrant or any portion thereof is deemed automatically exercised pursuant to this Section 5(c), the Company agrees to promptly notify the Holder of the number of Warrant Shares, if any, the Holder is to receive by reason of such automatic exercise, which number shall be determined in accordance with Section 5(b).
6. Transfer of Warrant. This Warrant may be transferred or assigned by the Holder hereof as a whole or in part, provided that prior to such transfer the transferor provides to the Company, at the Company’s request, an opinion of counsel satisfactory to the Company that such transfer does not require registration under the Securities Act.
7. Legends. Upon issuance, the certificate or certificates evidencing any Warrant Shares shall bear legends as set forth in the Purchase Agreement.

8. Purchase Agreement. This Warrant is one of a number of warrants (the “Offering Warrants”) issued pursuant to the Purchase Agreement, and the Warrant Shares shall be entitled to the rights conferred thereon under the Purchase Agreement, including without limitation the registration rights provided in Section 3 thereof. Any term of the Warrant and each other Offering Warrant may be amended and the observance of any term may be waived by the Company and the holders-in-interest of at least fifty percent (50%) of the then outstanding Offering Warrants, and any such amendment or waiver shall be binding upon all holders of Offering Warrants.
9. Termination. This Warrant shall terminate at 5:00 p.m. New York City time on the Termination Date.
10. Miscellaneous. This Warrant shall be governed by the laws of the State of New York, as such laws are applied to contracts to be entered into and performed entirely in New York by New York residents. The headings in this Warrant are for purposes of convenience and reference only, and shall not be deemed to constitute a part hereof. Subject to the provisions of Section 8 hereof, neither this Warrant nor any term hereof may be changed or waived orally, but only by an instrument in writing signed by the Company and the Holder. All notices and other communications from the Company to the Holder of this Warrant shall be delivered personally or by facsimile transmission or mailed by first class mail, postage prepaid, to the address or facsimile number furnished to the Company in writing by the last Holder of this Warrant who shall have furnished an address or facsimile number to the Company in writing, and if mailed shall be deemed given three days after deposit in the United States mail. Upon receipt of evidence satisfactory to the Company of the ownership of and the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security satisfactory to the Company or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of shares of Common Stock.

ISSUED: December [__], 2010
NEUROLOGIX, INC.

By:

Name: Clark A. Johnson
Title: President and Chief Executive Officer

By:
Name: Marc L. Panoff
Title: Chief Financial Officer, Treasurer and Secretary

Attachment 1
NOTICE OF EXERCISE
TO: NEUROLOGIX, INC.
1.	The undersigned hereby:
☐	elects to purchase ___ shares of Common Stock of the Company pursuant to Section 5(a) of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full, or

☐	elects to exercise its net issuance rights pursuant to Section 5(b) of the attached Warrant with respect to ___ shares of Common Stock (such number being “Y” in the formula in such Section).
2.	Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

(Name in which certificate(s) are to be issued)

(Address)

(Name of Warrant Holder)

By:

Title:

Date signed: